Exhibit 3

10b5-1 Preset Diversification Program® (PDP) 1

PART I

Account and Plan Information

Instructions:  To be completed by MSSB and reviewed by the Seller.

The undersigned (referred to hereinafter as the “Seller”, “I” or “me”) hereby appoints Morgan Stanley Smith Barney LLC (“MSSB”) as my agent for the purposes of implementing this Sales Plan (this “Plan”) that complies with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as outlined below and for the purpose of executing this Plan.  I understand that this Plan is subject to review prior to acceptance by MSSB and that, upon acceptance, MSSB will use commercially reasonable efforts to perform its obligations under this Plan.

The appointment of MSSB is for the purpose of selling the common stock of the Issuer (the “Shares”) pursuant to the terms and conditions set forth below.  Subject to such terms and conditions, MSSB accepts such appointment. This Plan is valid only for the specific security, account number and maximum total shares indicated:

The date on which the Seller executes this Plan will be defined as the Adoption Date (the “Adoption Date”).

Issuer (the “Issuer”):	Pagaya Technologies Ltd.	Trading Symbol: PGY

Adoption Date: _________
The date on which the Seller executes this Plan will be defined as the Adoption Date (the “Adoption Date”).

Seller’s Name:  _________

Account #:	-XXX	FA Number: _______

Selling Start Date (Early Lock-Up Release – Grid 1): The earliest possible date is TBD (est. 9/20/2022)
The “Selling Start Date (Grid 1)” shall be the later of
(i)	90 days after the Issuer has been subject to the reporting requirements described in Rule 144(c)(1) (9/20/2022),
(ii)	14 days after the Adoption Date of this Plan[2]
(iii)
the date that a portion of shares are released from lock-up restrictions (as defined in the Lock-Up Agreement entered into by Seller in connection with the Issuer’s initial public offering), as notified to MSSB by the Issuer. (8/22/2022)

Note: The “Selling Start Date (Grid 1)” must be at least 90 days after the Issuer has been subject to the reporting requirements described in Rule 144(c)(1)

Selling Start Date (Final Lock-Up Release): The later of
(i)	180 days following the closing (12/19/2022); and
(ii)	14 days after the Adoption Date of this Plan.

Note: The “Selling Start Date (Grid 2)” may be no sooner than the earlier of (i) 180 days following the closing (12/19/2022); and (ii) 14 days after the Adoption Date of this Plan

The Financial Advisor identified in Part I will notify the Executive Financial Services (EFS) Primary and Alternate contacts also identified in Part I of the appropriate Start Date in accordance with MSSB’s internal policies. If the EFS authorized person receives notification later than 12:00 PM ET on a particular business day, MSSB is not obligated to begin sales until two trading days after receipt of notification.

Plan End Date: _____	Commission:	$ . per share
Note: The “Plan End Date” should match the latest End Date on any order in Trade Schedules A or B.

Seller’s Affiliation Status:  ☐ Rule 144 affiliate    ☐ Section 16 insider   ☐  Non-Rule 144 affiliate but subject to trading windows ☐ Other

Plan Total Share Quantity	Early Lock-Up Release	Final Lock-Up Release
	Trade Schedule A: ___________ Trade Schedule B: ___________ Total: ___________	Trade Schedule A: ___________ Trade Schedule B: ___________ Total: ___________
Plan Total: ________

1 Preset Diversification Program is a registered Trademark of Morgan Stanley Smith Barney LLC, protected in the United States and other countries.

2 The “cooling off period” under this Plan shall be consistent with Pagaya’s Insider Trading Policy and Rule 10b5-1 Guidelines, which includes a fourteen (14) day period after the initiation of the Plan.

Notice:

To the Seller: Name: _______ Address: _______ Telephone: _______ E-Mail: _______	Copies to: Name: _______ Address: _______ Telephone: _______ E-Mail: _______

To Issuer:
Name: Richmond Glasgow, General Counsel
Pagaya Technologies Ltd.
Address: AZRIELI SARONA BLDG, 54TH FLOOR, DERECH MENACHEM BEGIN 121, TEL-AVIV, Israel, 000000

Telephone: 646-710-7714

E-Mail: richmond@pagaya.com
pagayaequity@pagaya.com

Copies to:
Name: Andrew Bauer, Deputy General Counsel
Corporation
Address: Pagaya Technologies Ltd.
90 Park Avenue, New York 10016

Telephone: 646-710-7714
E-Mail: andrew.bauer@pagaya.com
pagayaequity@pagaya.com

Section 16 Trade Notifications:
E-mail notice to the Issuer’s Section 16 Officer shall be given to the following e-mail address(es):
N/A

To: MSSB 10b5-1 Preset Diversification Program Department
Primary Contact: Meghan Carrasquillo
Alternate Contact: Elene Jalagonia

Address:    1 New York Plaza, 38th Floor
New York, NY 10004

Telephone: 917-260-5110
E-mail:  Meghan.carrasquillo@morganstanley.com@ms.com or
pdpdesk@ms.com
Copies to: MSSB Financial Advisor Primary Contact: [Financial Advisor] Alternate Contact: [Client Services Associate] Address: _______ Telephone: _______ E-mail: _______

This Part I is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.

PART II

Trade Schedule A – Notice and Authorization of Exercise of Stock Options and Sale of Underlying Stock.

Instructions:  May not be applicable for some plans.  For use by any seller who wishes to sell shares obtained upon the exercise of stock options.  When applicable, to be completed by MSSB and reviewed by the Seller.  This Trade Schedule will be provided to the Issuer as notice of the intention to exercise stock options.

Name of Seller:	Name of Issuer: Pagaya Technologies Ltd.

I understand that it is my responsibility to ensure that my employee stock options (the “Options”) will be vested prior to the purchase of Shares upon exercising the Options and will be vested prior to the Start Date of their associated sale periods listed below and will not expire before the End Date of such sale periods. I also acknowledge responsibility for notifying MSSB in the event of an expiration or forfeiture of the Options under the Issuer’s stock option plan (upon any termination of service with the Issuer or otherwise) that will prevent the occurrence of one or more transactions listed below.  If I authorize the exercise of more than one vested Option grant at the same limit price, the Options will be exercised in the order listed below.  I further acknowledge that in the event Options cannot be exercised and the corresponding Shares cannot be sold for any reason, including the occurrence of a suspension pursuant to this Plan, the term of this Plan will not be affected thereby and will end on the originally scheduled Plan End Date.  I represent that the information below is accurate.

MSSB MAY NOT ACCEPT A PLAN THAT COMMENCES SALES WITHIN 14 CALENDAR DAYS OF ADOPTION DATE.  THE ISSUER MAY IMPOSE AN ADDITIONAL PERIOD OF TIME WHICH MUST ELAPSE BEFORE TRADING MAY COMMENCE UNDER THIS PLAN.

The following shall constitute my irrevocable direction and authorization to exercise the Options and sell the Shares as follows:

*** INFORMATION ON GRID MUST BE TYPED ***

(a) Date of Grant	(b) Grant ID	(c) Strike Price	(d) Option Vest Date	(e) Option Expiration Date	(f) Sale Period(s)		(g) Number of Shares to be Sold	(h) Limit Price
					Start Date	End Date
Grid #1 – Early Lock-up Release
Selling Start Date (Early Lock-up Release)

Grid #2 – Final lock-up Release
Selling Start Date (Final Lock-up Release)
Note: Insert additional rows as necessary.

“No Sale” Periods (if any)
Start Date	End Date

The maximum number of Shares to be sold under this Trade Schedule A is ________.

1.
I hereby irrevocably authorize the Issuer to deliver Shares through the Depository Trust Company (DTC) to Morgan Stanley Smith Barney LLC - DTC#: 015. Delivery should be made to the MSSB account referenced in Part I – Account and Plan Information of this Plan.

2.
I hereby authorize MSSB or its affiliates, as applicable, to wire to an account designated by the Issuer a cash amount sufficient to cover the cost of the exercise and any withholding taxes due to either the Issuer or, if applicable, the Issuer’s outside stock option plan administrator upon the exercise of any Options exercised and underlying Shares sold pursuant to this Plan.

Instructions for Trade Schedule A:

•
Please list all orders chronologically by their Start Date.  If Shares are available for sale on the same day, the sequence in which Shares are listed in the schedule above does not define the sequence in which trades will be executed.

•
Each order listed in the grid will be available to sell on any trading day on or between the Sale Period Start Date and the Sale Period End Date defined for that order, until the number of shares indicated in column (g) are sold.

•	In columns (a) through (e) please provide the details of the Option grants to be exercised and sold.
•
In column (f), state the first and last date on which the Shares are authorized to be sold during the Sale Period (Share sales may occur on or between these dates). If, during any Sale Period the stated price is not reached for some or all of these Shares, they will not be carried over into any subsequent Sale Period unless explicitly indicated.

•	In column (g), state the maximum number of Shares to be sold pursuant to the Option exercise. Do not aggregate with amounts authorized to be sold at a different price during the same Sale Period.
•
In column (h), write a dollar price which is the minimum price per Share (the “Limit Price”) at which the Shares are authorized to be sold during the Sale Period.  All limit orders will be treated as “limit not held” orders.  Note: Option exercises and sales must be at a Limit Price, not at a “Market” price.

•
In the grid labeled “No Sale” Periods, list the time period(s), if any, during which no sales may be made, notwithstanding their inclusion in this Trade Schedule A.  These periods are independent of any suspension that may occur pursuant to this Plan.

This Trade Schedule A is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.

Trade Schedule B – Sale of Clean Stock/Restricted Stock/Restricted Stock Awards or Units or

Employee Stock Purchase Plan Stock.

Instructions:  May not be applicable for some plans.  For use by any seller who wishes to sell these types of shares.  When applicable, to be completed by MSSB and reviewed by the Seller.

Name of Seller:	Name of Issuer: Pagaya Technologies Ltd.

I acknowledge that in the event the number of Shares in column (e) cannot be sold for any reason, including the occurrence of a suspension pursuant to this Plan, the term of this Plan will not be affected and will end on the originally scheduled Plan End Date.  I represent that the information below is accurate.

MSSB MAY NOT ACCEPT A PLAN THAT COMMENCES SALES WITHIN (14) CALENDAR DAYS OF ADOPTION DATE. THE ISSUER MAY IMPOSE AN ADDITIONAL PERIOD OF TIME WHICH MUST ELAPSE BEFORE TRADING MAY COMMENCE UNDER THIS PLAN.

*** INFORMATION ON GRID MUST BE TYPED ***

(a) Type (Clean (CLN), Restricted (RST), Restricted Stock Awards (RSA) or Units (RSU) or Employee Stock Purchase Plan shares (ESPP))	(b) Grant ID / Nature of Acquisition (If applicable)	(c) Date Shares Acquired / Vest Date (If applicable)	(d) Sale Period(s)		(e) Authorized Number of Owned Shares to be Sold	(f) Limit Price (“Market” if a Market Order)
			Start Date	End Date
Grid #1 – Early Lock-up Release
Selling Start Date (Early Lock-up Release)

Grid #2 – Final Lock-up Release
Selling Start Date (Final Lock-up Release)
Note: Insert additional rows as necessary.

“No Sale” Periods (if any)
Start Date	End Date

The maximum number of Shares to be sold under this Trade Schedule B is  ________.

Instructions for Trade Schedule B:

•
Please list all orders in chronologically by their Start Date.  If Shares are available for sale on the same day, the sequence in which Shares are listed in the schedule above does not define the sequence in which trades will be executed.

•
Each order listed in the grid will be available to sell on any trading day on or between the Sale Period Start Date and the Sale Period End Date defined for that order, until the number of shares indicated in column (g) are sold.

•	In column (a), indicate the type of stock to be sold.
•	In column (b), for restricted stock awards/units or ESPP shares, please state the grant ID, if applicable. For clean or restricted stock, please state the nature of acquisition.
•
In column (c), state the date the Shares to be sold were acquired or vested. If the Shares were acquired/vested in more than one lot, state the acquisition/vest date for each lot.  If performance based restricted stock awards or units and vest date is unknown at this time, indicate “TBD” in the grid above.

•
In column (d), state the first and last date on which the Shares are authorized to be sold during the designated Sale Period (Share sales may occur on or between these dates).  If, during any Sale Period the stated price is not reached for some or all of these Shares, they will not be carried over into any subsequent Sale Period, unless explicitly indicated.

•
In column (e), state the maximum number of Shares authorized to be sold at the price during the designated Sale Period.  Do not aggregate with amounts authorized to be sold at a lower price during the same designated Sale Period.

•
In column (f), write either: (i) a dollar price, which is the minimum price (the “Limit” Price) at which Shares are authorized to be sold, or (ii) the word “market” if Shares are to be sold at the then-prevailing market price per Share during the Sale Period. All market orders will be treated as “market not held” orders.  All limit orders will be treated as “limit not held” orders.

•
In the grid labeled “No Sale” Periods, list the time period(s), if any, during which no sales may be made, notwithstanding their inclusion in this Trade Schedule B.  These periods are independent of any suspension that may occur pursuant to this Plan.

This Trade Schedule B is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.

PART III
Sales Plan Disclosures and Representations

Instructions:  The Seller must review and understand these disclosures and representations.  The Seller is required to sign the last page of this Part III.

A. General Representations.

I understand that this Plan is intended to conform with certain provisions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”).  In summary, under Rule 10b5-1, a person executing pre-planned transactions pursuant to a Rule 10b5-1 plan established in good faith at a time when that person was unaware of material nonpublic information has an affirmative defense against allegations of insider trading.

1.	I hereby represent to MSSB that, as of the date of my signature below:

a.	I am not in possession, and am not aware, of any material nonpublic information about the securities which are the subject of this Plan or the Issuer;

b.	I am entering into this Plan in good faith and not as part of a plan or scheme to evade any law, including, without limitation, the federal securities laws or any law governing insider trading;

c.
I understand that the protections of Rule 10b5-1 may not apply if I alter this Plan or deviate from the instructions in any way, other than in accordance with the modification provisions of this Plan and applicable law;

d.	I own the securities which are the subject of this Plan free and clear and I acknowledge and confirm that:

(i)
neither I, nor the Shares are subject to any pledges, liens, security interests or other impediments to transfer (except for those which I have entered into with MSSB, limitations imposed by Rule 144 under the Securities Act of 1933, as amended (“Rule 144”)), if applicable, or a lock-up agreement or other restriction that expires prior to the first date that sales may be made under this Plan) nor is there any contractual restriction or litigation, arbitration or other proceeding pending, or to my knowledge threatened, that would prevent or interfere with the exercise of Options to purchase shares of the Issuer or sale of Shares under this Plan;

(ii)
the execution and delivery of this Plan by me and the transactions contemplated by this Plan will not contravene applicable law or any agreement or other instrument binding on me or any of my affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over me or my affiliates; and

(iii)	the Shares under this Plan do not require any re-offer / resale prospectus (e.g. S-1, S-3 or re-offer S-8) in order to be sold in the Sales Periods as defined in Trade Schedule A or B, as applicable.

e.
While this Plan is in effect, I will not enter into any corresponding or hedging transaction or position with respect to the securities which are the subject of this Plan (including, without limitation, with respect to any securities convertible or exchangeable into common stock of the Issuer) and, unless this Plan is modified or terminated in accordance with the terms hereof, I agree not to alter or deviate from the terms of this Plan;

f.
I agree not to, directly or indirectly, communicate any information relating to the Shares or the Issuer to any employee of MSSB or its affiliates who is involved, directly or indirectly, in executing this Plan at any time while this Plan is in effect or attempt to exercise any influence over how, when or whether to effect any sales of Shares pursuant to this Plan;

g.
I understand that it is my responsibility to comply with all applicable laws (including, without limitation, Rule 144, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, if applicable) and the policies of the Issuer with respect to the transactions contemplated by this Plan, and I agree to comply with all such laws and policies. I represent that this Plan conforms with the trading policies of the Issuer;

h.
I understand that the laws governing insider trading are fact-specific and that MSSB does not and cannot guarantee that any transaction that is executed pursuant to this Plan will be deemed covered by the protections of Rule 10b5-1.

i.
I acknowledge and confirm that I have provided MSSB with an Issuer Representation letter signed by an authorized representative of the Issuer substantially in the form of Part IV - Exhibit A to this Plan;

j.	I agree to notify MSSB in writing to the individuals set forth in Part I – Account and Plan Information if I become aware of:

(i)
any restriction that would prohibit any sale pursuant to this Plan (other than any such restriction relating to my possession or alleged possession of material nonpublic information about the Issuer or its securities).  Such notice will indicate the anticipated duration of the restriction, but will not include any other information about the nature of the restriction or its applicability to me and will not in any way communicate any material nonpublic information about the Issuer or its securities to MSSB;

(ii)	any change in the Issuer’s insider trading policies, or a change in my status under such policies, affecting the implementation of this Plan;

(iii)	any change in the Issuer’s policies regarding the timing or method of exercising Options covered by this Plan that would affect the implementation of this Plan ;

(iv)	any change that would cause the sales hereunder not to meet all applicable requirements of Rule 144, if applicable; and

(v)	any stock split, stock dividend or other like distributions affecting the Shares (“Recapitalization”).

I understand that MSSB will not be responsible for any incorrect order entered due to any of the above events if MSSB has not been notified by me at least one business day prior to such event.

i.	I agree to notify MSSB in writing to the individuals set forth in Part I – Account and Plan Information before I:

(i)	enter into a binding contract with respect to the purchase or sale of any securities of the Issuer with another broker, dealer or financial institution (each, a “Financial Institution”);

(ii)	instruct another Financial Institution to purchase or sell any securities of the Issuer; or

(iii)	adopt a plan for trading with respect to any securities of the Issuer other than this Plan.

j.	I acknowledge that MSSB is not acting as my fiduciary but is acting in a brokerage capacity in connection with the adoption and implementation of this Plan;

k.
If I am a director or executive officer of the Issuer, then I am not subject to any current pension fund blackout period applicable to the Issuer, and I have not received written notice of the imposition of, nor am I aware of, the actual or approximate beginning or ending dates of any such blackout period and I further acknowledge and agree that I may not modify or otherwise alter this Plan in such circumstances;

l.
I represent that I am not entering into this Plan on behalf of, or with the assets of, an individual retirement account or individual retirement annuity, or any employee retirement or employee benefit plan (such as, for example, a Keogh or “HR-10” plan).  [Explanatory Note: A plan involving the sale of stock acquired through the exercise of employee stock options would not be “on behalf of, or with the assets of” any of the types of plans referred to in this paragraph.]

m.
I represent that my account is not an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a “plan” as defined under Section 4975(e) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include the assets of any such plan by reason of such a plan's investment in such entity.

2. MSSB hereby represents, warrants and covenants to Seller and to the Issuer as of the date of its signature below that no person who exercises influence on MSSB’s behalf over whether, when or how sales of Shares are made will do so while in possession of material non-public information related to the Shares or the Issuer.

B.  Section 16 Representations (for Section 16 insiders only).

1.
I authorize the Issuer and MSSB to implement procedures for reporting to the Issuer all transactions under this Plan in the account referenced in Part I – Account and Plan Information.  Upon execution of any transaction under this Plan and in no event later than the business day immediately following the trade date, I authorize MSSB to provide the terms of the transaction to the Issuer’s representative set forth in Part I – Account and Plan Information of this Plan and any other persons designated by the Issuer. For the avoidance of doubt, the Issuer’s representative has sole discretion to provide the list of designated persons to MSSB on behalf of the Issuer.  I understand that MSSB shall not be responsible for any rejected or undeliverable emails sent to the electronic address(es) designed by the Issuer.

2.
I understand that federal securities laws may require me to disgorge all profits earned in connection with any purchase and sale of securities that occurs within six months of each other if I own 10% or more of any class of the Issuer’s equity securities, or if I am an officer or director of the Issuer (i.e., “short-swing profits”).  I further understand that it is my own responsibility to ensure compliance with such short-swing profit rules, and I will seek my own counsel with respect to ensuring compliance with such rules.

3.
I understand that although the Company is a Foreign Private Issuer, and therefore certain U.S. securities law do not apply to the Company, there are still some securities laws and rules that require certain persons to timely file reports with the Securities and Exchange Commission (the “SEC”) as to the shareholder’s purchases and sales of the Issuer’s securities (including, without limitation, Section 13 and Section 16 of the Exchange Act).  I understand that it is my responsibility to ensure compliance with such rules in a timely manner to the extent applicable, and I will seek my own counsel with respect to whether and when such reports might need to be filed.  MSSB will not be required to: (i) make any of these filings on my behalf, (ii) review any Exchange Act filing made by me, or (iii) determine whether any Exchange Act filing by me has been made on a timely basis.  MSSB will not be liable to me for any misstatement, omission or defect in any of these filings.

C. Sales of Restricted Stock or Control Stock Pursuant to SEC Rule 144 (for Rule 144 sales only).

1.
I understand that this Plan is applicable only as to securities that are freely tradable and that will not be subject to any restrictions against sale at the time of sale of such securities under this Plan.  If I am considered an “affiliate” within the meaning of Rule 144, then I understand that the provisions of that rule may limit the number of Shares I can sell at any given time.  In the event there is a conflict between the quantity of securities that I have directed to be sold and any lesser amount of Shares that are permitted to be sold pursuant to Rule 144 or other securities laws or rules, I hereby direct that the maximum limits established by such other laws or rules shall govern.  In no event will MSSB effect any sale if such sale would exceed the then-applicable limitation under Rule 144 assuming MSSB’s sales under this Plan are the only sales subject to that limitation, or if any such sale would otherwise not comply with Rule 144.

2.
I agree not to take, nor to cause any person or entity with which I would be required to aggregate sales of stock pursuant to Rule 144 to take, any action that would cause the sales under this Plan not to meet all applicable requirements of Rule 144, including volume limitations.

3.
I agree to timely provide completed and signed Rule 144 paperwork to MSSB (including, without limitation, a Seller Representation letter dated as of the date of this Plan substantially in the form of Part IV - Exhibit B to this Plan prior to the Adoption Date).  I acknowledge that MSSB requires this paperwork to facilitate Rule 144 trades for my account.  Consistent with Rule 144 filing requirements, MSSB hereby agrees to submit my completed Form144 – Notice of Proposed Sale of Securities to the SEC.  In order for MSSB to complete this paperwork, I authorize MSSB to maintain my pre-signed Forms 144 in safekeeping and to complete these forms as necessary before submitting them to the SEC.

D. Implementation, Modification, Suspension and Termination.

1.	Implementation of Plan.

a.
I agree that (i) MSSB may route any trades under this Plan to its affiliates and their respective routing  counterparties for execution (collectively, the “Execution Venues”), (ii) such Execution Venues are required to have risk management controls in place that are reasonably designed to manage the financial, regulatory and other risks of accessing the market, and (iii) MSSB and the other Execution Venues, in executing such orders, may treat such orders as “not held” and thus exercise both time and price discretion in their execution.  I authorize the Execution Venues to treat such orders as “not held” and exercise time and price discretion with respect to such orders.  In executing an order as not held, MSSB will consider several factors, including price, the available liquidity pool, execution speed, transaction costs, service and opportunities for price improvement in determining where, when and how to route orders for execution However, sales of Shares under this Plan will not be made at a price less than the Limit Price, if applicable.

b.
MSSB may sell the Shares subject to this Plan on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise.  I agree that if MSSB or its affiliates is a market maker or dealer in such Shares at the time that any sale is to be made under this Plan, MSSB or its affiliates may, at its sole discretion, purchase such Shares in its capacity as market maker or dealer.

c.
Prior to the Selling Start Date, I agree to deliver Shares subject to this Plan into an account at MSSB in my name and for my benefit, to the extent I currently own such Shares and such Shares are free of any restrictive legend.  I understand that this Plan shall not be effective until I establish a valid account at MSSB to hold the Shares.

2.	Modification of Plan.

a.	I may not modify this Plan unless:

(i)	such modification is accepted in writing by MSSB;

(ii)	I provide MSSB with:

(a)	an Issuer Representation Letter substantially in the form of Part IV - Exhibit A to this Plan;

(b)	If I am a Rule 144 affiliate, representations substantially to the effect of those contained in Part IV - Exhibit B of this Plan;

(c)
a modification letter and new trade schedule(s)  in which I represent that, among other things, on the date of such modification that I am not aware of any material, non-public information regarding the Issuer or any of its securities, that the modification is being made in good faith and not as part of a scheme to evade any law, including, without limitation, the federal securities laws or any law governing insider trading, and that my representations and warranties contained in this Plan are true at and as of the date of such letter as if made at and as of such date; and

(iii)	such modification occurs only outside of any “blackout periods” set forth in the Issuer’s insider trading policy and procedures.

b.
I further understand that the Issuer requires a 21 day period from the adoption of such modification to the date when trading may begin under such modification.  During such period, no Plan sales may occur.  The Issuer may impose additional requirements as a condition of allowing me to modify this Plan, including, but not limited to, an additional period of time which must elapse before trading may begin following such modification.  I agree to comply with any such additional requirements imposed by Issuer and to advise MSSB of such requirements.  I further agree that any such modification of this Plan shall be undertaken at my own risk without liability or consequence to MSSB.

3.	Suspension of Plan.

a.
I understand that trading under this Plan may be suspended if MSSB has received written notice from the Issuer or from me of a legal, regulatory or contractual restriction applicable to the Issuer or to me.  Upon receipt of such written notice, I expressly authorize MSSB to suspend trading as soon as practicable and trading shall not resume until MSSB has received written notice of the resolution of the underlying restriction.  If the events giving rise to a suspension of trading cannot be resolved (as determined by MSSB in its sole discretion), I understand and acknowledge that MSSB reserves the right, in its sole discretion, to terminate this Plan in accordance with the provisions contained herein.  In the event of a suspension, MSSB will resume effecting trades in accordance with this Plan as soon as MSSB determines that it is reasonably practical to do so.

b.
Upon the resumption of trading following a suspension, any trades having a Sales Period End Date scheduled to have occurred during such suspension period shall be deemed to have expired as of that scheduled Sales Period End Date as defined in Trade Schedule A or B, as applicable.  Any trades having a Sales Period Start Date scheduled to have occurred during the period of suspension shall be placed as soon as practicable for the balance of time remaining until the Sales Period End Date applicable to such trade.  All other trades shall be placed as originally indicated in this Plan.

4.	Termination of Plan.

a.
I understand that this Plan will terminate at market close on the Plan End Date or, if earlier, upon the completed sale of the maximum Shares subject to this Plan.  In addition, this Plan shall terminate, regardless of whether the maximum Shares have been sold, upon any of the following events:

(i)	MSSB receives written notice of my death;

(ii)	MSSB receives written notice of the commencement or impending commencement of any proceedings in respect of or triggered by my bankruptcy or insolvency;

(iii)	MSSB receives written notice of a valid instruction to transfer all or substantially all of the assets within my securities account at MSSB to another broker-dealer;

(iv)
MSSB receives two days’ written notice from me terminating this Plan (which may be given for any reason); and, if required by the Issuer’s trading policy, such termination is approved by the Issuer; the Seller understands that obtaining such approval is the Seller’s sole responsibility;

(v)	I receive written notice from MSSB terminating this Plan (which may be given for any reason);

(vi)	I fail to comply in any material respect with any applicable law and/or any obligation under this Plan; and

(vii)	upon my or the Issuer’s demonstrating to MSSB that any of the following events have occurred:

(a)	a public announcement has been made of a tender offer involving the Issuer’s securities;

(b)
a definitive agreement has been announced relating to a merger, reorganization, consolidation or similar transaction in which the securities covered by this Plan would be subject to a lock-up provision;

(c)
a sale has been made of all or substantially all of the assets of the Issuer on a consolidated basis to an unrelated person or entity, or if a transaction affecting the Issuer occurs in which the owners of the Issuer’s outstanding voting power prior to the transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction;

(d)	a dissolution or liquidation of the Issuer takes place or there is a commencement or impending commencement of any proceedings in respect of or triggered by the Issuer’s bankruptcy or insolvency; or

(e)
that this Plan or its attendant transactions may violate existing, new or revised federal or state laws or regulations, or may cause a breach of a contract or agreement to which the Issuer is a party or by which the Issuer is bound.

b.
In no event shall MSSB be deemed to have breached or failed to comply with this Plan if MSSB does not receive written notice of the above events prior to the placement of a scheduled order under this Plan. I understand that it may take two business days for any termination to take effect upon MSSB receiving written notice,

E. Indemnification; Limitation of Liability.

I understand that the purpose of this Plan is to provide me with an affirmative defense against allegations of insider trading and that MSSB can make no representation or guarantee that any transaction entered according to this Plan will not subsequently be found to violate federal or state laws or rules against trading by insiders or trading on the basis of material nonpublic information or other laws or rules governing securities transactions.  Therefore, in consideration of MSSB’s acceptance of these instructions, I hereby agree to indemnify and hold harmless MSSB and its affiliates and their respective directors, officers, employees and agents (including, without limitation, Morgan Stanley & Co. LLC) from any claim, loss, damage, liability or expense (including, without limitation, any legal fees and expenses reasonably incurred) arising out of or attributable to this Plan (including, without limitation, any representations or warranties I have given or will give under or in connection with this Plan) or any transaction or transactions executed pursuant to this Plan or from any deviation I might make from this Plan, except to the extent such claim, loss, damage, liability or expense is determined in a non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of MSSB.  This indemnification will survive termination of this Plan.

Notwithstanding any other provision hereof, MSSB shall not be liable to me for (i) any special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond MSSB’s reasonable control, including but not limited to, failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, outbreak or escalation of hostilities or other crisis or calamity, severe weather, market disruptions, material disruptions in securities settlement, payment or clearance services or other causes commonly known as “acts of God”.

F. Notice.

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail and made to the applicable persons indicated in Part I – Account and Plan Information.  The parties acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

G.  Miscellaneous.

1.	Additional Documents. I agree to complete, execute and deliver to MSSB any additional forms or other paperwork pursuant to this Plan at such times and in such form as MSSB may reasonably request.

2.	My Obligation to Consult Legal Advisors. I understand that MSSB has advised that I should not enter into, modify, suspend or terminate this Plan except upon consultation with my own legal advisors.

3.
Inconsistent Provisions.  If any provision of this Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed rescinded to the extent required in order to comply with the relevant law, rule or regulation.  All other provisions of this Plan will continue and remain in full force and effect.

4.
Market Disruptions and Other Unusual Situations.  I understand that MSSB may not be able to effectuate a sale due to a market disruption or a legal, regulatory or contractual restriction to which it, its affiliates, me or my affiliates may be subject (as determined by MSSB in its sole discretion).  If any transaction cannot be executed due to a market disruption, a legal, regulatory, or contractual restriction applicable to MSSB, or any other event, MSSB agrees to effectuate such sale as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event;  provided that such date does not exceed the Sales Period End Date for that order or the Plan End Date, or falls within a No Sales Period as defined in Trade Schedule A and/or B of this Plan.

5.
Non-Market Days and Trading Restrictions.  If I have given instructions that require an order to be entered on a particular date, and the date that I have selected for a transaction falls on a day when the applicable primary market for the security is closed, then I direct that the transaction occur on the next regular business day on which such market is open following the original date indicated; provided that such date does not exceed the Sales Period End Date for that order or the Plan End Date or falls within a No Sales Period as defined in Trade Schedule A and/or B of this Plan.

6.
State Insider Trading Laws.  I understand that some states may have their own laws that relate to insider trading.  I understand that MSSB makes no representation to me with respect to whether this Plan conforms to the laws of any particular state, and has advised that I should seek the advice of my own counsel with respect to matters of state law.

7.	Prices. All references in this Plan to per share prices will be before deducting any commission equivalent, mark-up or differential and other expenses of sale.

8.
Other Shares.  I may instruct MSSB to sell securities of the Issuer other than pursuant to this Plan.  The parties hereto agree that any such sale transaction will not be deemed to modify this Plan unless in connection with such transaction this Plan is modified pursuant to the process set forth in subsection D.2 above.

9.
Adjustments to Share and Dollar Amounts. The exercise and sale prices, and number of Options to be exercised and Shares to be sold, will be adjusted following such time as I or the Issuer notifies MSSB promptly of a Recapitalization, which shall be made by providing a new schedule reflecting the adjustment in Shares and prices after the Recapitalization. I understand that MSSB will not be responsible for any incorrect order entered due to a Recapitalization if MSSB has not been notified at least one business day prior to such Recapitalization.

10.
Effect of Instructions on Other Agreements with MSSB.  Subject to “Entire Agreement; Subsequent Plans” subsection below, nothing in this Plan changes any other terms or agreements that are already applicable to my account or accounts, or that otherwise exist between MSSB and me.

11.
Entire Agreement; Subsequent Plans.  This Plan constitutes the entire agreement between the parties with respect to this Plan and supersedes any prior agreements or understandings with respect to this Plan.  I understand that if I enter into a subsequent 10b5-1 trading plan, that plan will not amend, suspend or terminate this Plan unless explicitly agreed to by MSSB in writing.

12.
Assignment.  My rights and obligations under this Plan may not be assigned or delegated without the written permission of MSSB.  MSSB may assign or delegate any or all of its rights or obligations under this Plan to a company affiliated with, or a successor to, MSSB or to any assignee to which MSSB determines to assign all or part of its business relating to sales plans of this kind.  Any such assignment will not affect the status, or be deemed to be an amendment, of this Plan, the purpose of which is to provide me with an affirmative defense against charges of insider trading.

13.	Choice of Law Regarding Interpretation of Instructions. This Plan shall be construed in accordance with the internal laws of the State of New York.

14.
Enforceability in the Event of Bankruptcy.  The parties acknowledge and agree that this Plan is a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (“Bankruptcy Code”) and shall be entitled to all of the protections afforded to such contracts under the Bankruptcy Code.

15.	Headings. Headings used in this Plan are provided for convenience only and shall not be used to construe meaning or intent.

16.
Counterparts.  This Plan may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were placed upon the same instrument. Upon execution by the parties hereto, this Plan shall be deemed effective as of the Adoption Date.

By signing this Plan I agree that I have read and understood all of the disclosures and representations outlined in this Plan and applicable Trade Schedules.

Seller	Morgan Stanley Smith Barney LLC

By:	By:

Signed By:	Signed By:

Title:	Title:

Adoption Date:	Date:

Note: Requires an Issuer eSign Agreement

Electronic Record and Signature Addendum

Disclosures

Below are the terms and conditions of Morgan Stanley Smith Barney, LLC ("we" or "us" or "MSSB") Executive Financial Services Electronic Signature procedures ("eSign"). Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by applying your electronic signature below.

Getting paper copies
At any time, you may request a paper copy of any document or disclosure provided or made available electronically to you through eSign. Depending on the method of delivery, you may be able to download and print documents sent to you for electronic signature during and immediately after your signing session. You may request delivery of such paper copies by contacting your MSSB Financial Advisor or Private Wealth Advisor. There is currently no fee for receiving paper copies of documents you receive via eSign. We reserve the right to change this policy in the future with prior notice to you.

Withdrawing your consent
Receiving and signing documents and disclosures is an optional process that requires your consent for each package sent to you. If you would prefer to receive and sign documents and disclosures via paper or in a non-electronic form, you may:
i.   Decline to sign the documents in the signing session, and
ii.   Contact your Financial Advisor or Private Wealth Advisor and request an alternative means by which to receive the documents and disclosures.

Consequences of non-consent
If you elect to receive and sign documents and disclosures in paper format, it may slow the speed at which we can complete certain steps in transactions with you and delivering services to you because the required documents and disclosures will need to be sent to you in paper format, and then we must wait until we receive back from you any signed documentation.

To advise MSSB of your new contact information
Please inform your MSSB Financial Advisor or Private Wealth Advisor of any changes to your contact information (email address or mobile phone number).

Required hardware and software*
Operating Systems:	Windows® 2000, Windows® XP, Windows Vista®; Mac OS® X
Browsers:	Internet Explorer® 11 (Windows only); Windows Edge Current Version; Mozilla Firefox Current Version; Safari(Mac OS only) 6.2 or above; Google Chrome Current Version
PDF Reader:	Acrobat® or similar software may be required to view and print PDF files
Screen Resolution:	800 x 600 minimum
Enabled Security Settings:	Allow per session cookies
* These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.

Acknowledging your access and consent to receive materials electronically

By applying your electronic signature below, you confirm that:
•	You can access and read this Electronic Record and Signature Addendum;
•	You can print on paper the disclosure or save or send the disclosure to a place where you can print it on paper, for future reference and access;
•	You have received, read, and understood, and you hereby consent and agree to, the terms and conditions of this Addendum;
•	You consent to using electronic signatures for your plan and all documents relating to your plan (e.g., notices, amendments, terminations); and
•	You consent to receive certain documents, disclosures and notifications for your plan and all documents relating to your plan through electronic means.

Client Representations

By applying your electronic signature below:
•
You agree the signature and/or initials used on these documents will be the electronic representation of your signature and initials for all purposes when you use them on documents, including legally binding contracts;

•
You understand a copy of the document(s) you are signing electronically can be saved or printed as a part of the eSign process and that you can request a copy from your Financial Advisor or Private Wealth Advisor;

•	You represent that all client and/or account information on the form(s) included in this package is accurate;
•
You have received, reviewed and agree in your capacity as an owner, fiduciary, and/or authorized individual to be bound by all terms and conditions attached to any document/agreement you have signed electronically; and

•	You understand that this Addendum and any document/agreement you have signed electronically will be deemed to be executed in the United States.

Indemnification

In consideration of the foregoing, you hereby agree to indemnify and hold harmless MSSB and its directors, officers, employees and affiliates (including, without limitation, Morgan Stanley & Co. LLC) from any claim, loss, damage, liability or expense (including, without limitation, any legal fees and expenses reasonably incurred) arising out of or attributable to eSign or the application of your electronic signature through eSign.

Name

Signature

Date

PART IV

Exhibit A

Instructions:  To be reviewed and executed by an authorized representative of the Issuer.

Issuer Representation Letter

Reference is made to that certain Sales Plan dated            (the “Plan”) between [Name of Seller] (“Seller”) and Morgan Stanley Smith Barney LLC (“MSSB”) relating to the sale of common shares (the “Shares”) of Pagaya Technologies Ltd. (the “Issuer”).

As an authorized representative of the Issuer, I hereby represent and covenant on the Issuer's behalf that:

1.	The Seller’s affiliate status at the Issuer is a (check the applicable boxes):

☐	144 affiliate of the Issuer

☐	Section 16 insider

☐	Subject to the Issuer’s insider trading windows

☐	Not applicable

2.          The sales to be made by MSSB for the account of Seller pursuant to the Plan do not violate the Issuer’s insider trading policies and, to the Issuer’s knowledge, there are no legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates as of the date of this representation that would prohibit Seller from entering into the Plan or prohibit any sale  pursuant to the Plan.

3.          If, at any time between the Adoption Date and the Plan End Date (each as defined in the Plan), (i) the Issuer becomes aware of a legal, contractual or regulatory restriction that is applicable to Seller or Seller’s affiliates or a stock offering requiring a lock-up that would prohibit any sale pursuant to the Plan (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or its securities), (ii) there is a change in the Issuer’s insider trading policies or a change in the Seller’s status under such policies, affecting the Plan, (iii) any stock split, stock dividend or other like distributions affecting the Shares or (iv) where the Plan covers Shares that Seller has the right to acquire under outstanding stock options, there is a change in the Issuer’s policies with regard to the timing or method of exercising such options which could interfere with the manner or timing of the sales to be made pursuant to this Plan, the Issuer agrees to give MSSB’s PDP Trading Desk notice of such restriction in writing as soon as practicable to the individuals identified in Part I – Account and Plan Information of the Plan.  Such notice shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller or otherwise communicate any material nonpublic information about the Issuer or its securities to MSSB.

4.          If the Plan covers Shares that Seller has the right to acquire under outstanding stock options, the Issuer acknowledges that Seller has authorized MSSB to serve as Seller’s agent to exercise such stock options to purchase the Shares from time to time pursuant to the Plan.  The Issuer agrees to accept, acknowledge and effect the exercise of such options by MSSB and the delivery of the underlying Shares to MSSB (free of any legend or statement restricting its transferability to a buyer to the extent permitted under applicable law) upon receipt of a completed Trade Schedule A – Notice and Authorization of Exercise of Stock Options of Sale included in Part II of the Plan.

Dated:

By:
Name:
Title:

Exhibit B

Instructions:  To be reviewed and executed only by those sellers required to sell shares pursuant to Rule 144.

Seller Representation Letter

Morgan Stanley Smith Barney LLC
1 New York Plaza, 38th Floor
New York, NY 10004
Attention: 10b5-1 Preset Diversification Program Department

Re: Sale of [# Of Shares] Shares (the “Stock”) of Pagaya Technologies Ltd. (the “Issuer”) Pursuant to Rule 144

Dear Sirs/Madams:

The undersigned, [Seller’s Name], proposes to sell the above-referenced Stock of the Issuer through Morgan Stanley Smith Barney LLC (“MSSB”) in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Act”).  The undersigned is an “affiliate” of the Issuer as that term is defined in Rule 144(a)(1).  Accordingly, the undersigned delivers to you herewith a signed copy of a Notice of Proposed Sale of Securities Pursuant to Rule 144 (“Form 144”) relating to such sale, and confirms to you that the statements made therein are true and complete and represents to and agrees with you that:

1.	The undersigned does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in Rule 144(c)(1);
2.
To the knowledge of the undersigned, the Issuer is not a shell issuer as described in Rule 144(i)(1) or has ceased to be a shell issuer and, at the time of any sale of the Stock for the account of the undersigned, will be in compliance with the requirements of Rule 144(i)(2);

3.
With respect to any shares of the Stock that are restricted securities, as that term is defined in Rule 144(a)(3), a minimum of 6 months has elapsed since the date of acquisition of the Stock from the Issuer or an affiliate of the Issuer, and payment of the full purchase price, by the undersigned;

4.
At the time of any sale of the Stock for the account of the undersigned, the number of shares of the Issuer’s common stock sold by the undersigned or for the undersigned’s account and by or for the account of any person whose sales are required by paragraph (a)(2) and paragraph (e)(3) of Rule 144 to be aggregated with sales by or for the undersigned (other than shares sold pursuant to a registration statement under the Act, an exemption provided by Regulation A under the Act, or an exemption contained in Section 4 of the Act) will not exceed the amounts permitted by Rule 144(e);

5.
The undersigned has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy the Stock in anticipation of or in connection with such proposed sale, and such sale shall be made in accordance with Rule 144(f);

6.	The undersigned has not made, and will not make, any payment in connection with the offering or sale of the Stock to any person other than the usual and customary compensation to MSSB;
7.
No share of the Stock is subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance, other than those which may have been entered into between the undersigned and MSSB;

8.
The undersigned authorizes MSSB to complete and/or update the Form 144 and this Seller’s Representation Letter (this “Letter”), including, but not limited to, completing and/or updating the number of shares of Stock to be sold in a given transaction or transactions and any dates, as may be necessary to reflect my instructions, which may be written or oral, and the facts of the transaction as effected, and to use Form 144 and this Letter as appropriate to comply with Rule 144 and to effect settlement of any sale made in conjunction herewith; and

9.
The undersigned agrees to notify MSSB promptly if there are any changes to the facts or representations set forth in this Letter or in the accompanying Form 144 (if applicable) and hereby authorizes MSSB, if MSSB deems it necessary, to contact the Issuer, its counsel, its transfer agent, and their agents and representatives concerning this transaction. MSSB and its agents and representatives, the Issuer, its transfer agent and their agents and representatives may rely on the accuracy of the information contained in this Letter, which may be dated and delivered in connection with a given transaction or transactions.

Sincerely yours,

[Seller]	Date

UNITED STATES				OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 144				OMB Number: 3235-0101 Expires: July 31, 2023 Estimated average burden hours per response ….. 1.00

NOTICE OF PROPOSED SALE OF SECURITIES				SEC USE ONLY
PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933				DOCUMENT SEQUENCE NO.
ATTENTION: Transmit for filing 3 copies of this form concurrently with either placing an order with a broker to execute sale or executing a sale directly with a market maker				CUSIP NUMBER
1 (a) NAME OF ISSUER (Please type or print) Pagaya Technologies Ltd.		(b) IRS IDENT. NO.	(c) S.E.C. FILE NO.	WORK LOCATION
1 (d) ADDRESS OF ISSUER STREET CITY STATE ZIP CODE				(e) TELEPHONE NO.
AZRIELI SARONA BLDG, 54TH FLOOR, DERECH MENACHEM BEGIN 121, TEL-AVIV, Israel, 000000				AREA CODE 646	NUMBER 710-7714
2 (a) NAME OF PERSON FOR WHOSE ACCOUNT THE SECURITIES ARE TO BE SOLD 10b5-1 Plan for	(b) RELATIONSHIP TO ISSUER Affiliate	(c) ADDRESS STREET CITY STATE ZIP CODE AZRIELI SARONA BLDG, 54TH FLOOR, DERECH MENACHEM BEGIN 121, TEL-AVIV, Israel, 000000

INSTRUCTION:  The person filing this notice should contact the issuer to obtain the IRS Identification Number and the SEC File Number.

3 (a)	(b)	SEC USE ONLY	(c)	(d)	(e)	(f)	(g)
Title of the Class of Securities To Be Sold	Name and Address of Each Broker Through Whom the Securities are to be Offered or Each Market Maker who is Acquiring the Securities	Broker-Dealer File Number	Number of Shares or Other Units To Be Sold (See instr. 3(c))	Aggregate Market Value (See instr. 3(d))	Number of Shares or Other Units Outstanding (See Instr. 3(e))	Approximate Date of Sale (See instr. 3(f)) (MO. DAY YR.)	Name of Each Securities Exchange (See instr. 3(g))
COMMON	Morgan Stanley Smith Barney LLC 1 New York Plaza, 38th Floor New York, NY 10004 ATTN:
INSTRUCTIONS:
1.  (a)  Name of issuer
(b)  Issuer's I.R.S. Identification Number
(c)  Issuer's S.E.C. file number, if any
(d)  Issuer's address, including zip code
(e)  Issuer's telephone number, including area code

2.  (a)  Name of person for whose account the securities are to be sold
(b)  Such person's relationship to the issuer (e.g., officer, director, 10%
stockholder or member of immediate family of any of the foregoing)
(c)  Such person's address, including zip code

3.  (a)  Title of the class of securities to be sold
(b)  Name and address of each broker through whom the securities are intended to be sold
(c)  Number of shares or other units to be sold (if debt securities, give the aggregate face amount)
(d)  Aggregate market value of the securities to be sold as of a specified date within 10 days prior to the filing of this notice
(e)  Number of shares or other units of the class outstanding, or if debt securities the face amount thereof outstanding, as shown by the most recent report or statement published by the issuer
(f)  Approximate date on which the securities are to be sold
(g)  Name of each securities exchange, if any, on which the securities are intended to be sold

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

TABLE I — SECURITIES TO BE SOLD
Furnish the following information with respect to the acquisition of the securities to be sold and with respect to the payment of all or any part of the purchase price or other consideration therefor:
Title of the Class	Date You Acquired	Nature of Acquisition Transaction	Name of Person from Whom Acquired (If gift, also give date donor acquired)	Amount of Securities Acquired	Date of Payment	Nature of Payment

INSTRUCTIONS:
If the securities were purchased and full payment therefor was not made in cash at the time of purchase, explain in the table or in a note thereto the nature of the consideration given.  If the consideration consisted of any note or other obligation, or if payment was made in installments describe the arrangement and state when the note or other obligation was discharged in full or the last installment paid.

TABLE II — SECURITIES SOLD DURING THE PAST 3 MONTHS
Furnish the following information as to all securities of the issuer sold during the past 3 months by the person for whose account the securities are to be sold.

Name and Address of Seller	Title of Securities Sold	Date of Sale	Amount of Securities Sold	Gross Proceeds

REMARKS:

INSTRUCTIONS:	ATTENTION:
See the definition of "person" in paragraph (a) of Rule 144.  Information is to be given not only as to the person for whose account the securities are to be sold but also as to all other persons included in that definition.  In addition, information shall be given as to sales by all persons whose sales are required by paragraph (e) of Rule 144 to be aggregated with sales for the account of the person filing this notice.

The person for whose account the securities to which this notice relates are to be sold hereby represents by signing this notice that he does not know any material adverse information in regard to the current and prospective operations of the Issuer of the securities to be sold which has not been publicly disclosed.  If such person has adopted a written trading plan or given trading instructions to satisfy Rule 10b5-1 under the Exchange Act, by signing the form and indicating the date that the plan was adopted or the instruction given, that person makes such representation as of the plan adoption or instruction date.

DATE OF NOTICE	(SIGNATURE)

DATE OF PLAN ADOPTION OR GIVING OF INSTRUCTION IF RELYING ON RULE 10B5-1
The notice shall be signed by the person for whose account the securities are to be sold.  At least one copy of the notice shall be manually signed. Any copies not manually signed shall bear typed or printed signatures.

ATTENTION: Intentional misstatements or omission of facts constitute Federal Criminal Violations (See 18 U.S.C. 1001).